As filed with the Securities and Exchange Commission on February 3, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SATELLOGIC INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ruta 8 Km 17,500, Edificio 300
Oficina 324 Zonamérica
Montevideo, 91600 Uruguay
(Address of Principal Executive Offices)

Satellogic Inc. 2021 Incentive Compensation Plan
(Full title of the plan)

Rick Dunn
Satellogic Inc.
Chief Financial Officer
210 Delburg Street
Davidson, NC 28036
(704) 894-4482
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Gregg S. Lerner, Esq.
Joel I. Frank, Esq.
Friedman Kaplan Seiler & Adelman LLP
7 Times Square
New York, NY 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The contents of the Registration Statement on Form S-8 (Registration No. 333-266733) filed by Satellogic Inc. (the “Registrant”) are hereby incorporated by reference into this registration statement (the “Registration Statement”) in accordance with General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference, as contained in Registration No. 333-266733, is hereby amended to add an item (c) in the list of documents previously filed with the Securities and Exchange Commision as follows:

“(c)	The Registrant’s Report on Form 6-K filed with the Commission on December 23, 2022.”

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference in the Registration Statement:

Exhibit Number	Description
5.2	Opinion of Maples & Calder (BVI) as to validity of Satellogic Inc. Class A Ordinary Shares, dated February 3, 2023.

23.3	Consent of Maples & Calder (BVI) (included in Exhibit 5.2).

23.4	Consent of Pistrelli, Henry Martin y Associados S.R.L., dated February 3, 2023.

24.1	Power of attorney (included on the signature page of the Registration Statement).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Davidson, North Carolina on February 3, 2023.

SATELLOGIC INC.

By:	/s/ Rick Dunn
Name:	Rick Dunn
Title:	Chief Financial Officer (principal financial and accounting officer)

Each of the undersigned individuals hereby severally constitutes and appoints Emiliano Kargieman as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Emiliano Kargieman	Chief Executive Officer (principal executive officer)	February 3, 2023
Emiliano Kargieman

/s/ Ted Wang	Director	February 3, 2023
Ted Wang

/s/ Marcos Galperin	Director	February 3, 2023
Marcos Galperin

/s/ Brad Halverson	Director	February 3, 2023
Brad Halverson

/s/ Steven T. Mnuchin	Director and Chairperson	February 3, 2023
Steven T. Mnuchin

/s/ Howard Lutnick	Director	February 3, 2023
Howard Lutnick

/s/ Joseph Dunford	Director	February 3, 2023
Joseph Dunford

/s/ Peter T. Killalea	Director	February 3, 2023
Peter T. Killalea

/s/ Miguel Gutiérrez	Director	February 3, 2023
Miguel Gutiérrez